Exhibit 10.31

DALECO RESOURCES CORPORATION

NON-QUALIFIED INDEPENDENT DIRECTOR STOCK OPTION PLAN

DALECO RESOURCES CORPORATION, a corporation organized under the laws of the State of Nevada, hereby adopts this Non-Qualified Stock Option Plan (the "Plan" as described below). The Plan provides for the grant of non-qualified stock options to participants and will be submitted for the approval of the Company's stockholders at the first annual meeting of shareholders after the date of the Plan's initial adoption by the Board and the Plan will become effective subject to obtaining such approval.

1.  DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meanings specified below unless the context clearly indicates to the contrary.

1.1 "Affiliate" shall mean any corporation in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock.

1.2 “Award” shall mean the granting of an Option by the Committee.

1.3 "Board" shall mean the Board of Directors of the Company.

1.4 "Code" shall mean the Internal Revenue Code, in effect from time to time. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder and any comparable provision of any future legislation amending, supplementing or superseding such section.

1.5 "Committee" shall mean the committee which has been appointed to administer the Plan under the provisions of Section 2 of the Plan; if no committee has been formed, it shall mean the Board.

1.6 "Company" shall mean Daleco Resources Corporation, a Nevada corporation.

1.7 "Fair Market Value" shall be the mean of the average of the closing bid and asked prices of the Company's common stock as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the five trading days immediately preceding the date of the Award.

1.8 "Option" shall mean an option granted under the provisions of Section 4 of the Plan to purchase common stock, par value $.01 per share, of the Company.

1.9 "Optionee" shall mean a Participant to whom an Option is granted.

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1.10 "Participant" shall mean an "independent outside director" to whom an Option is awarded.

1.11 "Plan" shall mean this Non-Qualified Stock Option Plan.

1.12 "Secretary" shall mean the Secretary or Assistant Secretary of the Company.

1.13 "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.14 "Total Disability" shall mean a permanent and total disability so determined in accordance with Section 72(m)(7) of the Code.

2.  ADMINISTRATION

2.1 APPOINTMENT OF COMMITTEE

The Committee shall consist of at least three (3) Directors, appointed by and holding office at the pleasure of the Board and who are not eligible to receive the grant of an Award.

2.2 DUTY AND POWER OF COMMITTEE

It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee shall have the discretion to determine who will receive an Award and determine the number of shares subject to any Award consistent with the provisions of this Plan, but not otherwise. Moreover, the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Optionees under the Plan. The Secretary shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

2.3 COMMITTEE ACTIONS

The Committee may act either by vote of a majority of its members at a meeting or by a memorandum or other written instrument signed by all members of the Committee.

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2.4 COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

Members of the Committee shall not receive any compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan and all members of the Committee shall be fully protected and indemnified by the Company in respect to any such action, determination or interpretation.

3.  SHARES SUBJECT TO PLAN

3.1 LIMITATIONS

The shares of stock issuable pursuant to options shall be shares of the Company's $.01 par value common stock ("Shares"). The total number of such Shares which may be subjected to Options granted under the Plan shall not exceed 1,600,000 in the aggregate. The Shares deliverable upon the exercise of an Option may be made available from authorized but unissued Shares or Shares reacquired by the Company, including Shares purchased in the open market or in private transactions.

3.2 EFFECT OF UNEXERCISED OR CANCELED OPTIONS

If an Option expires or is canceled for any reason without having been fully exercised or vested, the number of Shares subject to such Option which were not purchased or did not vest prior to such expiration or cancellation will be available under the plan for subsequent Awards.

3.3 CHANGES IN COMPANY'S SHARES

In the event that the outstanding Shares hereafter increased or decreased or changed into or exchanged for a different number or kind of capital stock or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend (either in Shares or of another class of the Company's stock), and/or spin-off or combination of Shares, appropriate adjustments shall be made by the Committee in the aggregate number and kind of Shares which may be issued on exercise of Options.

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3.4 CORPORATE TRANSACTIONS

New Options may be substituted for the Options granted under this Plan, or the Company's obligations as to Options outstanding under this Plan may be assumed by an employer corporation other than the Company, or by a parent or subsidiary of such employer corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Company is involved. Notwithstanding the foregoing, if such employer corporation, or parent or subsidiary of such employer corporation, does not substitute new and substantially equivalent options for the Options granted hereunder, or assume the Options granted hereunder, the options granted hereunder shall terminate (A) upon dissolution or liquidation of the Company, or similar occurrence, or (B) upon any merger, consolidation, acquisition, separation, or similar occurrence, where the Company will not be a surviving corporation; provided, however, that each Optionee shall be mailed notice at least sixty (60) days prior to such dissolution, liquidation, merger, consolidation, acquisition, separation, or similar occurrence, and shall have at least thirty (30) days after the mailing of such notice to exercise his or her Option in whole or in part, without regard to whether the Option is then immediately exercisable.

4.  STOCK OPTIONS

4.1 GRANTING OF OPTIONS

4.1.1.  ELIGIBILITY

Each outside Director independently elected by the shareholders of the Company and not a Director who is either: (x) an officer or employee of the Company or an affiliate of the Company, or (y) a Director nominated and/or appointed pursuant to a contract between the Company and a third party, shall be eligible for an Award. An eligible Director shall not be entitled to more than one Award under this Plan.

4.1.2.  GRANTING OF OPTIONS

Options may be granted to Participants at the discretion of the Board of Directors. The Options shall be granted for a period of five (5) years from the date of grant, and shall be in an amount not greater than 200,000 per Award.

4.2 TERMS OF OPTIONS

4.2.1. OPTION AGREEMENT

Each Option shall be evidenced by a written stock option agreement which shall be executed by the Optionee and the Company and which shall contain such terms and conditions as the Committee determines are required by the Plan.

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4.2.2.  OPTION PRICE

The price of the shares subject to each Option shall be the Fair Market Value of the Shares as of the date of the Award.

4.2.3.  DATE OF GRANT, GRANTING OF AN AWARD

The date on which an Award shall be granted shall be the date of the letter notifying the Optionee of the Award.

4.2.4.  VESTING OF AN AWARD

An Option granted under this plan shall vest as follows:

4.2.4.1.          After the first full year of service as a Director of the Company, the Optionee shall be vested in one-half of the Options granted.

4.2.4.2.           After the second consecutive year of service as a Director of the Company, the Optionee shall be vested in one-half of the remaining Options granted.

4.2.4.3.           After the third consecutive year of service as Director of the Company, the Optionee shall be vested in the remainder of the Options granted.

4.2.4.4.           Fully upon the occurrence of an event set forth in Paragraph 3.4 above.

4.2.5.  EXPIRATION OF OPTIONS

4.2.5.1.           Except as otherwise provided in Section 4.2 above, each Award shall terminate on the expiration of five (5) years from the date the Award was granted if not exercised prior to that date.

4.2.5.2.           Each Option which has become exercisable may be exercised until the first to occur of the following events:

4.2.5.2.1.  The expiration of the options in accordance with their terms; or

4.2.5.2.2.  Three months after the termination of the Optionee's affiliation with the Company, or any subsidiary of the Company without cause; or

4.2.5.2.3.  Upon his discharge for cause; or

4.2.5.2.4.  The expiration of six (6) months from the date Optionee's death.

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4.2.6.  ADJUSTMENT IN OUTSTANDING OPTIONS

In the event that the outstanding Shares of the stock subject to Options are increased or decreased or changed into or exchanged for a different number or kind of capital stock of the Company, or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend (either in Shares or of another class of the Company's stock), or spin-off or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of Shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

4.3 EXERCISE OF OPTIONS

4.3.1.  PERSON ELIGIBLE TO EXERCISE

Only the Optionee may exercise an Option granted to him or her or any portion thereof except as provided in Paragraph 5.1.

4.3.2.  FRACTIONAL SHARES

The Company shall not be required to issue fractional shares on exercise of an option.

4.3.3.  MANNER OF EXERCISE

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his or her office of all of the following:

4.3.3.1.           Notice in writing signed by the Optionee stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee;

4.3.3.2.           Full cash payment for the Shares with respect to which such Option or portion is thereby exercised and which are to be delivered to him or her pursuant to such exercise; and

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4.3.3.3.           Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act of 1933, as amended, and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars.

4.3.4. CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

4.3.4.1.           The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed;

4.3.4.2.           The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Company shall, in its absolute discretion, deem necessary or advisable;

4.3.4.3.           The obtaining of any approval or other clearance from any state or federal governmental agency which the Company shall, in its absolute discretion, determine to be necessary or advisable;

4.3.4.4.           The provision for any income tax withholding which the Company shall, in its absolute discretion, determine to be necessary or advisable; and

4.3.4.5.           The lapse of such reasonable period of time following the exercise of an Option as the Company may determine, in its absolute discretion, from time to time to be necessary or advisable for reasons of administrative convenience.

4.3.5.  RIGHTS OF STOCKHOLDERS

An Optionee shall not be, nor have any of the rights of, a stockholder of the Company in respect to any Shares which may be purchased upon the exercise of any option or portion thereof unless and until certificates representing such shares have been issued by the Company to such Optionee.

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5.  MISCELLANEOUS PROVISIONS

5.1 OPTIONS NOT TRANSFERABLE

No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment, or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 5.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

5.2 AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, modify the requirements as to eligibility for participation in this Plan, increase the limits imposed in Section 3.1 on the maximum number of shares which may be the subject of Options granted under the Plan, amend Section 4 generally or (B) to permit the exercise of an option after expiration of 5 years from the date the Option was granted or otherwise materially increase the benefits accruing to participants under the Plan. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension or after termination of the Plan.

5.3 LIMITATION OF RIGHTS

Neither the Plan, the granting of an Award nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, between a Participant and the Company, other than as set forth in the Plan.

5.4 EFFECTIVE DATE, SHAREHOLDERS APPROVAL AND DURATION

The Plan shall become effective as of its adoption by the Board upon approval of the Shareholders. No Option may be exercised until this Plan is approved by a vote of the holders of a majority of the outstanding shares of the Company's common stock at the first annual meeting of Shareholders next following the effective date. If the Shareholders do not approve the Plan, the Plan shall not be effective and any and all actions taken prior to such disapproval shall be null and void or shall, if necessary, be deemed to have been fully rescinded. The period during which options may be granted shall terminate on the day following the annual meeting of shareholders in the year 2016 (unless the Plan is extended or terminated at an earlier date by the shareholders), but such termination shall not affect the terms of any then outstanding options.

5.5 TITLES

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan,

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TO RECORD the adoption of this Plan, the Board has caused this instrument to be executed on this 20th day of June 2013.

DALECO RESOURCES CORPORATION

By:	/s/ MICHAEL D. PARRISH
Michael D. Parrish, Director

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STOCK OPTION AGREEMENT

DALECO RESOURCES CORPORATION

A STOCK OPTION for a total of __________ shares of Common Stock, par value of $.01, of Daleco Resources Corporation, a Nevada corporation (herein the "Company"), is hereby granted to _________________________________________ (herein the "Optionee"), subject in all respects to the terms and provisions of the Non-Qualified Stock Option Plan of Daleco Resources Corporation (herein the "Plan"), dated ____________________, which has been adopted by the Company and which is incorporated herein by reference.

A.        The option price as determined by the Board of Directors of the Company is $____ per share.

B.         This Option may not be exercised if the issuance of shares of Common Stock of the Company upon such exercise would constitute a violation of any applicable Federal or State securities or other law or valid regulation. The Optionee, as a condition to his exercise of this Option, shall represent to the Company that the shares of Common Stock of the Company that he acquires under this Option are being acquired by him for investment and not with a present view to distribution or resale, unless counsel for the Company is then of the opinion that such a representation is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

C.         This Option may not be transferred in any manner and may be exercised during the lifetime of the Optionee only by the Optionee and not by any agent or representative thereof.

DALECO RESOURCES CORPORATION

Date: _________________, 200__

By:_____________________________________

Title:___________________________________

The Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan. The Option hereby agrees to accept as binding, conclusive, and final all decisions and interpretations of the Committee of the Board of Directors upon any questions arising under the Plan.

Date: ____________________

By:________________________________

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